EXHIBIT 3







                    -------------------------------------
                         AMENDED AND RESTATED BY-LAWS

                                     OF

                           CARETENDERS HEALTH CORP.
                    -------------------------------------








                               February 1, 1999

                                TABLE OF CONTENTS
Section                                                                  Page

1.  Identification........................................................ 1
    1.1  Name............................................................. 1
    1.2  Seal............................................................. 1
    1.3  Offices.......................................................... 1

2.  Meeting of Stockholders............................................... 1
    2.1   Annual Meeting.................................................. 1
    2.2   Special Meeting................................................. 1
    2.3   Place of Meetings............................................... 1
    2.4   Notice of Meetings and Adjourned Meetings....................... 1
    2.5   Stockholders List............................................... 2
    2.6   Quorum; Adjournments............................................ 2
    2.7   Voting and Proxies.............................................. 2
    2.8   Introduction of Business at a Meeting of Stockholders........... 3
    2.9   Nomination of Directors......................................... 4
    2.10  Action Without a Meeting........................................ 5

3.  Directors............................................................. 6
    3.1   Number of Directors............................................. 6
    3.2   Term............................................................ 6
    3.3   Regular Meetings................................................ 6
    3.4   Other Meetings.................................................. 6
    3.5   Quorum.......................................................... 6
    3.6   Committees of Directors......................................... 6
    3.7   Action Without Meeting.......................................... 7
    3.8   Resignation and Removal......................................... 7
    3.9   Vacancies....................................................... 7
    3.10  Compensation.................................................... 7

4.  Officers.............................................................. 7
    4.1   Election........................................................ 7
    4.2   Chairman of the Board........................................... 7
    4.3   President....................................................... 7
    4.4   Vice-President.................................................. 8
    4.5   Secretary....................................................... 8
    4.6   Assistant Secretary............................................. 8
    4.7   Treasurer....................................................... 8
    4.8   Assistant Treasurer............................................. 8

    4.9   Other Officers.................................................. 8
    4.10  Transfer of Authority........................................... 9
    4.11  Resignation and Removal......................................... 9
    4.12  Vacancies....................................................... 9

5.  Capital Stock......................................................... 9
    5.1   Consideration and Payment....................................... 9
    5.2   Stock Certificates.............................................. 9
    5.3   Lost Certificate................................................ 9
    5.4   Transfer of Stock............................................... 9

6.  Dividends and Reserves............................................... 10
    6.1   Dividends...................................................... 10
    6.2   Reserves....................................................... 10

7.  Specific Corporate Actions........................................... 10

8.  Fiscal Year.......................................................... 10

9.  Indemnification...................................................... 10
    9.1   Right to Indemnification....................................... 10
    9.2   Procedure for Indemnification.................................. 11
    9.3   Advances for Expenses.......................................... 11
    9.4   Other Rights; Continuation of Right to Indemnification......... 11
    9.5   Insurance...................................................... 12

10. Amendments........................................................... 12

                         AMENDED AND RESTATED BY-LAWS

                                     OF

                           CARETENDERS HEALTH CORP.


1.  IDENTIFICATION.

     1.1  Name.  The name of the Corporation is Caretenders Health Corp.

     1.2  Seal.   Upon the seal of the Corporation shall appear the name of the
     Corporation and the state and year of incorporation, and the words "Corporate Seal."

     1.3 Offices. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation ("Board") may determine or as the activities of the Corporation may require.

2.  MEETING OF STOCKHOLDERS.

     2.1  Annual Meeting.   An annual meeting of the stockholders of the
     Corporation for the election of directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly come before such meeting, shall be held each year on such date in the first five months of the Corporation's fiscal year as shall be designated by the President, or in the absence of such designation, on the first Tuesday of the sixth month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date and time as shall be designated from time to time by the Board.

     2.2  Special Meeting.   Special meetings of stockholders of the
     Corporation, for any purpose or purposes, may be called at any time only by the Board or by the Chairman of the Board ("Chairman"). No business other than the purpose or purposes stated in the notice of the special meeting shall be transacted at any special meeting.

     2.3  Place of Meetings.   All meetings of the stockholders for the
     election of directors shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of such meeting.


     2.4  Notice of Meetings and Adjourned Meetings.   Written notice of each
     meeting of stockholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting by leaving such notice with the stockholder personally or by transmitting such notice with confirmed delivery (including, by telex, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to the stockholder's residence or usual place of business, or by depositing such notice in the mails in a postage prepaid envelope addressed to the stockholder at the stockholder's post office address as it appears on the corporate records of the Corporation. Notice of any meeting of stockholders may be waived in writing by all stockholders entitled to vote at such meeting. Attendance at a meeting by any stockholder shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The Chairman shall have the power to adjourn any meeting of stockholders, from time to time, without further notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice or notice to all of the stockholders given prior to the date previously scheduled for such meeting of stockholders.

     2.5  Stockholders List.   The officer who has charge of the stock ledger
     of the Corporation shall, at least ten days before each meeting of stockholders, prepare or procure a complete alphabetically addressed list of the stockholders entitled to vote at the meeting, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.6  Quorum; Adjournments.   At any meeting of stockholders, the holders
     of a majority of the issued and outstanding stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise specially provided by these By-Laws, by the Corporation's Amended and Restated Certificate of Incorporation, as the same may be amended from time to time ("Certificate of Incorporation"), or by statute. The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented as such meeting which are entitled to vote on the subject matter, shall be the act of the stockholders, except as otherwise specifically provided by these By-Laws, by the Certificate of Incorporation or by statute. The Chairman shall have the power to adjourn a stockholder meeting from time to time, without notice other than announcement at the meeting, even if a quorum shall be present or represented.


     2.7  Voting and Proxies.   When a quorum is present or represented at any
     meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question. At each meeting of the stockholders, each stockholder shall, unless otherwise provided by the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of stock held by the stockholder which has voting power upon the matter in question. No proxy, however, shall be voted more than eleven months after the date thereof, unless the proxy provides for a longer period.

     2.8  Introduction of Business at a Meeting of Stockholders.   At an annual
     or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedure set forth in this Section 2.8. The Chairman shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures described by the By-Laws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.

          (a) Special Meetings. To be properly brought before a special meeting of stockholders and acted upon at the meeting, business must be specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of the Board or the Chairman pursuant to Section 2.4 of these By-Laws.

          (b) Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (1) by, or at the direction of, the Board, or
          (2) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice of the annual meeting, who is entitled to vote at the annual meeting and who otherwise complies with all procedures and requirements set forth in this Section 2.8.

          (c) Stockholder Notice. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely written notice to the President or Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not fewer than thirty days prior to the scheduled date of the annual meeting regardless of any postponement, deferral or adjournment of that meeting to a later date. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders:

               (1) a brief description of the business desired to be brought before the annual meeting,

               (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,

               (3) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and

               (4)  any material interest of the stockholder in such proposal.

     2.9  Nomination of Directors.   No person shall be eligible for election
     as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Nominations of persons for election to the Board may be made at a meeting of stockholders by, or at the direction of, the Board or by any stockholder of the Corporation who is entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this
     Section 2.9.

          (a) Stockholder Notice. Nominations by stockholders shall be made pursuant to timely notice in writing to the President or Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not fewer than thirty days prior to the scheduled date of a meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date. A stockholder's notice shall set forth:

               (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director

                    (A) the name, age, business address and residence address of such person,

                    (B)  the principal occupation or employment of such person,

                    (C) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice, and

                    (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

               (2)  as to the stockholder giving the notice

                    (A) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and

                    (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice.

          (b) Exceptions Pursuant to Corporate Law. This Section 2.9 shall not apply to the election of a director to a directorship which may be filled by the Board or by statute.

     2.10  Action Without a Meeting.

          (a) Action. Any action which may be taken at a meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock representing not less than 80% of the votes entitled to be cast. Prompt notice of the taking of the corporate action shall be given to those stockholders who have not consented in writing.

          (b) Record Date. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

3.  DIRECTORS.

     3.1 Number of Directors. The business affairs of the Corporation shall be managed by its Board. The number of directors who will constitute the entire Board shall be as fixed by a resolution of the Board from time to time, except as otherwise provided by the Certificate of Incorporation.

     3.2  Term.   Each director shall hold office until the next annual meeting of the stockholders and until the director's successor has been duly elected and qualified or until such director's earlier resignation, removal from office or death.

     3.3  Regular Meetings.   After each annual election of directors, a
     regular meeting of the Board shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders. Other regular meetings of the Board may be held without notice at such time and place as the Board may from time to time determine.

     3.4  Other Meetings.   Other meetings of the Board may be called by the
     President on two days' notice to each director, either personally, or by telephone, telex, telegram or other form of recorded communication, or by mail. Said notice may be waived by a written waiver signed by any director who does not receive notice of such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     3.5  Quorum.   At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless a greater number is specifically required by the By-Laws, by the Certificate of Incorporation or by statute. A meeting may be adjourned by less than a quorum if a quorum is not present at the meeting. A director may participate at a meeting of the Board by means of a conference telephone or similar communications equipment provided such equipment enables all directors at the meeting to hear one another.

     3.6  Committees of Directors.   The Board, by resolution adopted by a
     majority of the entire Board, may designate one or more directors to constitute a committee. Such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board in the management of the business, property and affairs of the Corporation, and shall keep records of its acts and proceedings and report the same to the Board as and when required; but no such committee shall have the power or authority to amend the Corporation's Certificate of Incorporation or By-Laws, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets or the dissolution of the Corporation or declare a dividend. The Compensation Committee established by the Board shall have the power to authorize the issuance of Common Stock in connection with the Corporation's stock option plans and otherwise for compensation purposes. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board.

     3.7  Action Without Meeting.   Any action required or permitted to be
     taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of proceedings of the Board or such committee.

     3.8  Resignation and Removal.   Unless otherwise provided in any contract
     with the Corporation, any director may resign or be removed at any time. A director who intends to resign shall give written notice to the Chief Executive Officer or to the Secretary. Removal of a Voting Preferred Stock Director or Common Stock Director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the Voting Preferred Stock or the Common Stock, respectively, entitled to vote. Any director may be removed for cause by action of the Board.

     3.9  Vacancies.   Any vacancy occurring on the Board, including a vacancy
     resulting from an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor and until the successor is duly chosen.

     3.10 Compensation. The directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board or of any of its committees. Every director may be paid a stated fee as director and/or a fixed sum for attendance at each meeting at which such director is present. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.  OFFICERS.

     4.1  Election.   A President, a Secretary, and when deemed necessary by
     the Board, a Chairman, one or more vice-presidents, a treasurer and other officers and assistant officers shall be elected by the Board to hold office until their successors are elected and qualified or until their earlier removal or resignation. More than two offices may be held by the same person.

     4.2 Chairman of the Board. The Chairman, if one shall be elected, shall preside at all meetings of the stockholders and directors, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board may from time to time assign to the Chairman.


     4.3  President.   The powers and duties of the President, except to the
     extent delegated by the Board to the Chairman if one shall be elected, shall include active executive management of the operations of the

     Corporation, subject to the control of the Board, and responsibility for carrying out all orders and directions of the Board. Except to the extent delegated by the Board to the Chairman, the President shall also preside at meetings of stockholders and directors, discharging all duties incumbent upon a presiding officer, and shall perform such other duties as the By-Laws provide and as the Board may prescribe.

     4.4  Vice-President.   Vice Presidents, when elected, shall have such
     powers and perform such duties as the President or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of the President's absence or inability to act, any Vice President, so appointed, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

     4.5  Secretary.   The Secretary shall keep true and complete records of
     the proceedings of the meetings of the stockholders, the Board and any committees of directors and shall file any written consents of the stockholders, the Board and any committees of directors with these records. It shall be the duty of the Secretary to be custodian of the records and of the seal of the Corporation. The Secretary shall also attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board may assign.

     4.6 Assistant Secretary. If one shall be elected, the Assistant Secretary shall have such powers and perform such duties as the President, Secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the Secretary, or in case of the Secretary's absence or inability to act, the Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

     4.7  Treasurer.   If one shall be elected, the Treasurer shall keep
     correct and complete records of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into the Treasurer's hands in the bank or other depository designated by the Board and shall keep such bank account in the name of the Corporation. Whenever requested by the Board, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the By-Laws may provide and the Board may assign.

     4.8  Assistant Treasurer.   If one shall be elected, the Assistant
     Treasurer shall have such powers and perform such duties as the President, Treasurer or Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the Treasurer, or in case of the Treasurer's absence or inability to act, the Assistant Treasurer shall perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

     4.9  Other Officers.   Such other officers as are appointed shall exercise
     such duties and have such powers as the Board may assign.

     4.10  Transfer of Authority.   In case of the absence of any officer of
     the Corporation or for any other reason that the Board may deem sufficient, the Board may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board approves.

     4.11  Resignation and Removal.   Unless otherwise provided in any contract
     with the Corporation, any officer may resign or be removed at any time.
     An officer who intends to resign shall give written notice to the Chief Executive Officer or to the Secretary. Removal of an officer, with or without cause, may be effected by the Board.

     4.12  Vacancies.   A vacancy occurring in any office may be filled for the
     unexpired portion of the term of office by the Board.

5.  CAPITAL STOCK.

     5.1  Consideration and Payment.   The capital stock may be issued for such
     consideration, not less than the par value of any such stock expressed in dollars, as shall be fixed by the Board. Payment of such consideration may be made, in whole or in part, in money, other tangible or intangible property, labor or services performed. No certificate shall be issued for any share until the share is fully paid.

     5.2  Stock Certificates.   Every holder of the capital stock of the
     Corporation shall be entitled to a certificate signed by, or in the name of the Corporation, by the Chairman or Vice-Chairman, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any of or all the signatures on the certificate may be a facsimile. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party. No certificate shall be valid without such signatures or legends as are required hereby.

     5.3  Lost Certificate.   Whenever a person shall request the issuance of a
     certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board shall require that such person make an affidavit to the fact of such loss before the Board shall authorize the requested issuance. Before issuing a new certificate, the Board may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.


     5.4  Transfer of Stock.   The Corporation or its transfer agent shall
     register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by statute, by the Certificate of Incorporation or a By-Law of the Corporation or by any contract or agreement to which the Corporation is a party.

6.  DIVIDENDS AND RESERVES.

     6.1  Dividends.   Subject to any limitations or conditions contained in
     the Certificate of Incorporation, dividends may be declared by a resolution duly adopted by the Board and may be paid in cash, property or in shares of the capital stock of the Corporation.

     6.2  Reserves.   Before payment of any dividend, the Board may set aside
     out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or to repair or maintain property or to serve such other purposes conducive to the interests of the Corporation.

7.  SPECIFIC CORPORATE ACTIONS.   All checks, drafts, notes, bonds, bills of
exchange, and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party, and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed by the President and, if required by law, attested by the Secretary or an Assistant Secretary, unless otherwise directed by the Board or otherwise required by statute.

8.  FISCAL YEAR.   The fiscal year of the Corporation shall be determined by
resolution of the Board.

9.  INDEMNIFICATION.

     9.1  Right to Indemnification.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the

          Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court or Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court or Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and
          (b) and in defense of any claim, issue, or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     9.2  Procedure for Indemnification.   Any indemnification under
     Subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     9.3  Advances for Expenses.   Expenses incurred in defending a civil or
     criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. Such director, officer, employee or agent shall not repay the amount if it shall be ultimately determined that such person is entitled to be indemnified by this section.


     9.4  Other Rights; Continuation of Right to Indemnification.   The
     indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. For purposes of this section, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 9, with respect to the resulting or surviving corporation, as such person would if such person had served the resulting or surviving corporation in the same capacity.

     9.5  Insurance.   The Corporation is authorized, according to the
     discretion of the Board, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation must indemnify such person against such liability under the provisions of this section.

10.  AMENDMENTS.   These By-Laws may be amended or repealed or new by-laws
adopted by (a) the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (b) by action of the Board at a regular or special meeting thereof.



IN WITNESS WHEREOF these Restated By-Laws have been signed under the seal of the Corporation this 1st day of February, 1999.



                                        CARETENDERS HEALTH CORP.


                                        By: /s/ William B. Yarmuth
                                           -------------------------
                                           WILLIAM B. YARMUTH,
                                           PRESIDENT

     (SEAL)

The foregoing Amended and Restated By-Laws are a true and correct copy of the Amended and Restated By-Laws, as of February 1, 1999.


 /s/ C. Steven Guenthner
 --------------------------------
 C. STEVEN  GUENTHNER, SECRETARY